UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

SEAPORT ENTERTAINMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42113	99-0947924
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

199 Water Street, 28th Floor	10038
New York, NY	(Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 732-8257

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SEG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Anton Nikodemus

The Board of Directors (the “Board”) of Seaport Entertainment Group Inc. (the “Company”) has determined that, effective as of September 4, 2025 (the “Transition Date”), Anton Nikodemus will cease to serve as the President and Chief Executive Officer of the Company. Pursuant to a Letter Agreement between the Company and Mr. Nikodemus, dated as of September 4, 2025 (the “Transition Agreement”), Mr. Nikodemus will serve in the role of Special Advisor to the Company and continue to be employed by the Company from the Transition Date through November 3, 2025 (the “Separation Date”).

Mr. Nikodemus’s separation is governed pursuant to the termination “without cause” provisions of his employment agreement with the Company, as amended, a copy of which has previously been filed with the Securities and Exchange Commission. In connection with his termination of employment with the Company, subject to Mr. Nikodemus’s satisfaction of the release requirements in his employment agreement and provided that Mr. Nikodemus provides the services set forth in the Transition Agreement through the Separation Date, Mr. Nikodemus will be entitled to the separation payments and benefits payable upon a termination without cause pursuant to the terms of his employment agreement.

Pursuant to the Transition Agreement, Mr. Nikodemus agreed to resign from service as a member of the Board, effective as of the Transition Date, and will no longer serve as Chairman of the Board. The resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Michael Crawford, who currently serves as Lead Independent Director of the Board, has been appointed to fill the role of independent Chairman of the Board, effective as of September 4, 2025. Accordingly, the position of Lead Independent Director of the Board has been eliminated.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Matt Partridge as President, Chief Executive Officer and Director

Effective September 4, 2025, Matt Partridge, age 41, was appointed President and Chief Executive Officer of the Company. In connection with Mr. Partridge’s appointment, Mr. Partridge assumed the role of the Company’s principal executive officer and no longer serves as the Company’s principal financial officer. The Board also appointed Mr. Partridge as a director effective September 10, 2025, to hold office until the Company’s 2026 annual meeting of stockholders and until his successor is duly elected and qualified.

Prior to his appointment as President and Chief Executive Officer of the Company, Mr. Partridge served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer since April 2024. Mr. Partridge has more than 15 years of experience in hospitality, entertainment, and real estate, across a variety of asset classes and operating models with both public and private companies. Prior to joining the Company, Mr. Partridge was Senior Vice President, Chief Financial Officer and Treasurer for two publicly traded real estate investment trusts, CTO Realty Growth, Inc. (NYSE: CTO) and Alpine Income Property Trust, Inc. (NYSE: PINE) from 2020 to 2024. Previously, Mr. Partridge served as Chief Operating Officer and Chief Financial Officer of Hutton Companies, a private commercial real estate development and investment company from 2018 to 2020, and prior to Hutton, Mr. Partridge held similar roles with Agree Realty Corporation (NYSE: ADC) and Pebblebrook Hotel Trust (NYSE: PEB). Mr. Partridge earned a B.B.A. in Finance from Eastern Michigan University and an M.B.A. from Xavier University.

There are no arrangements or understandings between Mr. Partridge and any other persons pursuant to which he was appointed as President and Chief Executive Officer of the Company. Further, there are no arrangements or understandings between Mr. Partridge and any other persons pursuant to which he was appointed to the Board. There are no family relationships between Mr. Partridge and any of the Company’s other directors or executive officers, and Mr.

Partridge is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Partridge entered into an Amended and Restated Employment Agreement (the “Partridge Agreement”), effective as of September 4, 2025 (the “Effective Date”).

The initial term of the Partridge Agreement expires on the fifth anniversary of the Effective Date, unless earlier terminated. Unless earlier terminated, upon the fifth anniversary of the Effective Date and each anniversary thereafter, Mr. Partridge’s employment under the Partridge Agreement will renew automatically for additional periods of one year, unless either party provides notice of non-renewal at least 60 days prior to the date of automatic renewal.

Under the Partridge Agreement, Mr. Partridge’s annual base salary is $800,000. During each calendar year of the employment period, Mr. Partridge is eligible for an annual cash bonus with a target amount of 100% of his annual base salary based upon the achievement of performance goals established by the Compensation Committee of the Board (the “Compensation Committee”). If the Compensation Committee establishes a minimum overall performance goal that Mr. Partridge is required to achieve to receive an annual bonus and the minimum goal is achieved, then the annual bonus for such calendar year will be equal to at least 50% of the target bonus amount, but no more than 150% of the target bonus amount.

Pursuant to the Partridge Agreement, on or as soon as practicable following the Effective Date, the Company will grant Mr. Partridge an initial equity award with an aggregate grant value of at least $1,367,671. The Partridge Agreement also provides that during each calendar year of the employment period beginning in calendar year 2026, Mr. Partridge will be eligible to receive an annual equity award with an aggregate targeted grant value on the date of grant equal to $2,400,000.

The foregoing description of the Partridge Agreement is not complete and is qualified in its entirety by reference to the full text of the Partridge Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Lenah Elaiwat as Interim Chief Financial Officer and Treasurer

Effective September 4, 2025, Lenah Elaiwat, age 42, was appointed Interim Chief Financial Officer and Treasurer of the Company. Ms. Elaiwat currently serves as the principal accounting officer of the Company, and, in connection with her appointment as Interim Chief Financial Officer, will also assume the role of the Company’s principal financial officer. There are no arrangements or understandings between Ms. Elaiwat and any other persons pursuant to which she was appointed as Interim Chief Financial Officer and Treasurer of the Company. There are no family relationships between Ms. Elaiwat and any of the Company’s other directors or executive officers, and Ms. Elaiwat is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Elaiwat also currently serves as Chief Accounting Officer of the Company. She has served in this role since April 2024. Ms. Elaiwat brings nearly 20 years of experience in finance and accounting within the real estate sector. Prior to joining the Company, Ms. Elaiwat was Chief Accounting Officer for Regis Group PLC, where she led the accounting and finance functions for two start-up real estate investment platforms from 2022 to 2024. From 2019 to 2022, she served as Vice President of Accounting and Finance at Midwood Investment and Development, a private commercial real estate developer in New York City, overseeing accounting, treasury, finance and investor relations. Earlier in her career, Ms. Elaiwat held the role of Vice President, Accounting and Finance at Colony Capital Inc. (NYSE: CLNY) and its predecessor, NorthStar Realty Finance (NYSE: NRF), a diversified real estate investment trust, from 2014 to 2019. She began her career in the real estate audit practice at Ernst & Young LLP. Ms. Elaiwat holds a B.S in Information Technology from NJIT and an M.B.A in Accounting from Rutgers University. She is also a Certified Public Accountant.

Item 7.01Regulation FD Disclosure.

On September 10, 2025, the Company issued a press release relating to the leadership changes described above in Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information in this Item 7.01, including the press release, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1 10.2 99.1

Letter Agreement by and between Anton Nikodemus and Seaport Entertainment Group Inc., dated as of September 4, 2025

Amended and Restated Employment Agreement by and between Matt Partridge and Seaport Entertainment Group Inc., dated as of September 4, 2025

Press Release, dated September 10, 2025

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2025	SEAPORT ENTERTAINMENT GROUP INC.

	By:	/s/ Lucy Fato
	Name:	Lucy Fato
	Title:	EVP, General Counsel & Corporate Secretary